                                 SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

                            (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[_]  Definitive Proxy statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             JLM INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                              JLM INDUSTRIES, INC.
                           8675 Hidden River Parkway
                                Tampa, FL 33637

                                                                   June   , 2001

Dear Stockholder:

   You are cordially invited to attend the 2001 Annual Meeting (the "Meeting") of stockholders of JLM Industries, Inc. (the "Company"). The Meeting will be held June 14, 2001, at 11:00 a.m., Eastern time, at the Hilton Garden Inn-Tampa North, 600 Tampa Oaks Blvd., Temple Terrace, Florida 33637.

   The Notice of the Meeting and the proxy statement on the following pages cover the formal business of the Meeting, which includes the election of Directors, a proposal to ratify the appointment of the Company's independent certified public accountants, a proposal to amend the Company's Certificate of Incorporation and Bylaws to provide for a classified board of directors, and a proposal to approve the issuance of 2,173,913 shares of the Company's common stock and warrants to purchase an aggregate of 425,000 shares of the Company's common stock pursuant to a purchase agreement by and among the Company and certain investors.

   It is important that your shares be represented at the Meeting. We ask that you promptly sign, date, and return the enclosed proxy in the envelope provided, even if you plan to attend the Meeting. Returning your proxy to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

   If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares and you present this power of attorney or proxy at the Meeting.

   On behalf of the Board of Directors and management of the Company, I want to thank you for your support and confidence in us and I look forward to greeting you personally at the Meeting.

                                          Sincerely,

                                          John L. Macdonald
                                          Chairman of the Board and Chief
                                           Executive Officer

                              JLM INDUSTRIES, INC.
                           8675 Hidden River Parkway
                                Tampa, FL 33637

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY JUNE 14, 2001

                               ----------------

   Notice is hereby given that the Annual Meeting of Stockholders of JLM Industries, Inc. (the "Company"), a Delaware corporation, will be held at the Hilton Garden Inn -Tampa North, 600 Tampa Oaks Blvd., Temple Terrace, Florida 33637, on June 14, 2001, at 11:00 a.m., Eastern time (the "Meeting") for the following purposes:

     1. To approve an amendment to the Company's Certificate of Incorporation and By-Laws to adopt a classified board of directors;

     2. To elect six directors, each to hold office until the end of his respective term and until the election and qualification of his successor;

     3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2001;

     4. To approve the issuance of 2,173,913 shares of the Company's common stock and warrants to purchase an aggregate of 425,000 shares of the Company's common stock pursuant to a purchase agreement by and among the Company and certain investors; and

     5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   Your attention is directed to the proxy statement accompanying this notice for a more complete description of the matters to be acted upon at the Meeting. Stockholders of record at the close of business on April 19, 2001 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign, date, and return the enclosed proxy card promptly in the envelope provided to ensure the presence of a quorum. You may revoke your proxy and vote in person at the Meeting, if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting if your shares are held in street name by a brokerage firm unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares and you present this power of attorney or proxy at the Meeting.

   Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or broker statement evidencing your beneficial ownership of Company stock as of the record date, April 19, 2001.

                                          By Order of the Board of Directors.

                                          Richard T. Dawson
                                          Vice President, General Counsel and
                                           Secretary

Tampa, Florida
June   , 2001

                              JLM INDUSTRIES, INC.
                           8675 Hidden River Parkway
                                Tampa, FL 33637

                               ----------------

                                PROXY STATEMENT
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

   This proxy statement is furnished by the Board of Directors and management of JLM Industries, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's 2001 Annual Meeting of Stockholders, which will be held at 11:00 a.m. Eastern time on Thursday June 14, 2001, at the Hilton Garden Inn -Tampa North, 600 Tampa Oaks Blvd., Temple Terrace, Florida 33637 (the "Meeting").

   Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised, by delivering a signed revocation to the Company, by submitting a later-dated proxy or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

   There must be a quorum (a majority of the outstanding shares) for the Meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Abstentions, however, are not counted in the tally of votes "for" or "against" a proposal. A "withheld" vote is the same as an abstention. Broker non-votes, with respect to proposals set forth in this proxy statement, will not be considered entitled to vote on the subject matter and, accordingly, will not affect the determination as to whether the requisite majority of votes has been obtained with respect to a particular matter.

   The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to the actual beneficial owner and obtaining their proxies.

   The approximate date on which this proxy statement and enclosed form of
proxy has been first mailed to stockholders June   , 2001.

   The Company's common stock, par value $.01 per share (the "Common Stock") is the only outstanding voting security of the Company. Employees of the Company will tabulate all votes and will serve as inspectors of elections.

   The close of business on Thursday, April 19, 2001 has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of the record date, 6,647,132 shares of the Company's Common Stock were issued and outstanding, each of which is entitled to one vote. Each stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the record date, on all matters that come before the Meeting.

                                  PROPOSAL 1.

 Amendment of the Company's Certificate of Incorporation and By-Laws to Provide for a Classified Board of Directors--Item One on Your Proxy Card

   A classified board of directors divides directors into "classes" elected for staggered "terms" of three years. Classification of the Board of Directors might make it more difficult for a person acquiring shares of Common Stock to take immediate control of the Board of Directors. The Company believes that a classified Board of Directors may also contribute to the continuity and stability of leadership and policy. The classification system of electing directors may tend to maintain the incumbency of the Board of Directors as it generally makes it more difficult for stockholders to change a majority of the directors.

   Delaware law permits the adoption of a classified Board of Directors with staggered terms. A maximum of three classes of directors is permitted by Delaware law, with members of one class to be elected each year for a maximum term of three years. The Company's Amended Certificate of Incorporation and By-Laws currently do not provide for a classified board of directors. The Board of Directors of the Company has approved and recommended an amendment for stockholder approval to both the Article Fifth of our Certificate of Incorporation and Article III of our By-Laws to provide for a classified Board of Directors, the text of the amendment to the Certificate of Incorporation and By-Laws is set forth in Appendix A to this proxy statement (collectively referred to as the "Classified Board Amendment").

   Under the Classified Board Amendment, the Company's Board of Directors will be divided into three classes, designated Class I, Class II, and Class III. Upon stockholder approval of the Classified Board Amendment, the directors in Class
I will hold office until the Company's 2004 annual meeting; the directors in Class II will hold office until the Company's 2003 annual meeting; and the directors in Class III will hold office until the Company's 2002 annual meeting, and, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. After each such election, the directors shall then serve succeeding terms of three years and until their successors are duly elected and qualified.

   Under Delaware law, a director on a classified board of directors can be removed from office during his term by stockholders only for cause, unless the corporation's Certificate of Incorporation provides otherwise. The Company's Certificate of Incorporation provides that subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of the directors of the Company may be removed with or without cause from office at any annual or special meeting of stockholders. Notice of any such annual or special meeting of stockholders shall state that the removal of a director or directors is among the purposes of the meeting and shall state the grounds therefor. Directors may be removed by the stockholders with cause by the affirmative vote of at least a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors voting as a single class. Directors may be removed without cause only by the affirmative vote of at least eighty percent of the voting power of all shares of the Company entitled to vote generally in the election of directors voting as a single class. Any director elected to fill a vacancy resulting from an increase in the number of directors or otherwise shall hold office until the next annual meeting of stockholders and until such director's successor shall be elected and shall qualify.

   Approval of an amendment to the Company's Certificate of Incorporation and By-Laws to provide for a classified Board of Directors requires the affirmative vote of eighty percent of the Company's outstanding shares of common stock.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                                  PROPOSAL 2.

               Election of Directors--Item Two on Your Proxy Card

   There are currently six seats on the Board of Directors of the Company, with three vacancies. The Board of Directors has nominated the following six persons to stand for election at the Meeting:

     John L. Macdonald

     Walter M. Tarpley

     Sean D. Macdonald

     Jerry L. Weinstein

     Vincent J. Naimoli

     A. Gordon Tunstall

   If the Classified Board Amendment is approved by the stockholders, the Company's Certificate of Incorporation will provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. If elected at the Meeting, each of the nominees will serve as indicated below and until his successor is elected and qualified, or until such director's earlier death, resignation, or removal.

   If the Classified Board Amendment is not approved by the stockholders, the six directors set forth below are each nominated for election, the term of office of each person elected as director to continue until the next annual meeting and until his successor has been elected and qualified or until such director's earlier resignation, removal from office or death.

   The nominees that receive a majority of the votes cast by the shares entitled to vote at the Meeting shall be elected. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded. Stockholders may not vote cumulatively in the election of directors.

   The proposed nominees for election as directors are willing to be elected as such. In the unanticipated event any of the nominees should be unable to serve, proxies may be voted for such other person or persons for the office of director as the Board of Directors may select.

   Certain information concerning each person who has been nominated to be elected as a director of the Company is set forth below.

Class I--Nominee for a Term Continuing Until 2004.

   John L. Macdonald, age 57--Mr. Macdonald founded the Company in April 1986, and has served as the President, Chief Executive Officer and a director of the Company throughout its history. Mr. Macdonald also co-founded Gill and Duffus Chemical, Inc., in 1978 and served as its President and Chief Executive Officer until the conclusion of a leveraged buyout in 1983, in which Gill and Duffus Chemical, Inc., merged with the Steuber Company, Inc. Mr. Macdonald received a B.A. from Colorado College and has more than 29 years experience in the chemical industry.

   A. Gordon Tunstall, age 57--Mr. Tunstall is President of Tunstall Consulting, Inc., which was founded in 1980. The Tunstall firm consistently raises growth financing of over $1 billion annually. He received the Ernst & Young "Entrepreneur of the Year" Award in 1996. Mr. Tunstall was Chief Financial Officer of Swann Oil Company from 1976 to 1980. He served as Group Vice President for Provident National Bank in Philadelphia from 1972 to 1976. He was an audit manager for PriceWaterhouseCoopers from 1966 to 1972. He serves as a director of Orthodontic Centers of America, k force.com, Inc., Advanced Lighting Technologies and Horizon Medical Products. He received a B.S. in Accounting from Widner College in 1966.

Class II--Nominees For Terms Continuing Until 2003.

   Jerry L. Weinstein, Age 65--Mr. Weinstein has retired from active employment but he works periodically as a business advisor. Mr. Weinstein served as Vice President of Owens Corning--Specialty & Foam Products Division from 1994 until 1999. From 1980 until 1994, Mr. Weinstein was President and Chief Executive Officer of UC Industries, Inc., an independent manufacturer of plastic products for the building materials industry.

   Sean D. Macdonald, Age 30--Mr. Macdonald joined the Company in May 1994 and worked as a sales representative in the Company's Southwest region until January 1997. In January 1997, Mr. Macdonald was relocated to the Company's Dutch subsidiary, JLM Industries (Europe) B.V. in the olefins trading group. In November 1997, Mr. Macdonald was appointed Managing Director of JLM Industries (Europe) B.V. in order to facilitate the integration of the Tolson acquisition. Mr. Macdonald was transferred to the Company's Singapore operation, JLM Chemicals (Asia) Pte. Ltd. in November 1998. In April 1999, Mr. Macdonald was appointed Vice President International and transferred to the Company's headquarters in Tampa. Mr. Macdonald received a B.A. in political science and a minor in international marketing from the University of Tampa. Mr. Macdonald was elected to the Board of Directors in July 1999.

Class III--Nominees for Terms Continuing Until 2002.

   Walter M. Tarpley, Age 56--Mr. Tarpley started with the Company in January 1999 as President of the Company's North American Division and Vice President of JLM Industries, Inc. Prior to joining the Company, Mr. Tarpley served as Vice President and General Manager of Ashland Chemical Company's Industrial Chemicals & Solvents Division, the United States' largest distributor of performance chemicals and additives. Mr. Tarpley served 26 years with Unocal Chemicals in various General Management positions and joined Ashland in 1993 in a merger of these firms. Upon joining Ashland, Mr. Tarpley was named Business Director for the IC&S Divisions' Coatings, Adhesives and Inks business. In this capacity, Mr. Tarpley also managed the Divisions' International Group and Technical Services Laboratories. Mr. Tarpley received a B.S. in Marine Biology from the University of Miami. Mr. Tarpley was elected to the Board of Directors in July 1999.

   Vincent J. Naimoli, Age 63--Mr. Naimoli has been Managing General Partner and Chief Executive Officer of the Tampa Bay Devil Rays since 1995. Mr. Naimoli was instrumental in bringing baseball to the Tampa Bay area. From 1975 to 1995, Mr. Naimoli held executive positions with various companies such as Harvard Industries, Inc., Ladish Co., Tampa Bay Baseball Group, Doehler-Jarvis, Inc., Harding Services Corp., Lancaster Capital Corp., Electrolux and Regina Corps., and Anchor Industries International. Mr. Naimoli was elected to the Board of Directors in June of 2000.

   Sean D. Macdonald is the son of the Company's President and Chief Executive Officer, John L. Macdonald. None of the other executive officers or directors is related to one another. Executive officers are elected by and serve at the discretion of the Board of Directors.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MESSRS. J. MACDONALD, TARPLEY, S. MACDONALD, WEINSTEIN, NAIMOLI AND TUNSTALL AS DIRECTORS, TO SERVE TERMS AS DESCRIBED ABOVE.

Meetings of the Board of Directors and Standing Committees

   The Board of Directors held four formal meetings during 2000. Each of the incumbent Directors attended at least 75% of the aggregate of all meetings of the Board and all committees of which he was a member. All other actions during such year were accomplished through unanimous written consents without a meeting of the Directors.

   The Board of Directors has a standing Audit Committee and Compensation Committee; it does not have a Nominating Committee. The Board of Directors functions as a Nominating Committee, and the Board will consider written recommendations from stockholders for positions on the Board of Directors in accordance with the procedures set forth in the Amended and Restated Certificate of Incorporation of the Company. See "Stockholder Proposals For Presentation at the 2002 Annual Meeting" for further information.

  . Audit Committee. The Audit Committee held five meetings during 2000. From
    January to June 2000, the Audit Committee consisted of Messrs. Weinstein, Neivert and Kennedy. In July 2000, Mr. Kennedy left the Board and Mr. Naimoli became a member of the Audit Committee. The Directors who serve on the Audit Committee are all "Independent" as independence is defined in Rule 4200 (a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee recommends the appointment of the independent public accountants of the Company, discusses and reviews the scope and fees of the prospective annual audit, and reviews the results thereof with the independent public accountants, reviews and approves non-audit services of the independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves (with the concurrence of the majority of the disinterested directors of the Company) transactions, if any, with affiliated parties. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix B to this proxy statement.

  . Compensation Committee. The Compensation Committee held no formal meetings in 2000, all action was taken by written consent. From January to June 2000, the Compensation Committee consisted of Messrs. Weinstein, Neivert, and Kennedy. In July of 2000, Mr. Kennedy left the Board and Mr. Naimoli became a member of the Compensation Committee. The Compensation Committee's principal function is to make recommendations to the Board of Directors with respect to the compensation and benefits to be paid to officers and perform other duties prescribed by the Board with respect to employee stock plans and benefit programs.

   See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" for additional information on certain members of management.

Compensation of Directors

   Base Compensation. In fiscal 2000, non-employee directors received an annual retainer fee of $10,000 plus $2,500 for each committee meeting physically attended or held by telephone and whether or not coinciding with a Board meeting. In addition, all directors were entitled to receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors or committees thereof; no additional per meeting fees were paid.

   Options. Pursuant to the Non-Employee Directors' Stock Option Plan, as amended in January 1999, each non-employee director receives an automatic grant of options to purchase 5,000 shares of Common Stock upon their initial appointment to the Board of Directors and 2,500 shares of Common Stock on the date immediately following each annual meeting of stockholders thereafter provided such person remains a director of the Company. In general, each option granted under the plan vests in full on the date of the next annual meeting following the date of grant, has a five year term and permits the holder to purchase shares at their fair market value on the date of grant. The Board of Directors may also make discretionary grants of options under the plan.

   Indemnification. The Company indemnifies its directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. Certain of the Company's directors and executive officers have entered into indemnification agreements with the Company.

The Company intends to enter into indemnification agreements with the remaining directors and executive officers as soon as practicable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms, reports, and certificates furnished to the Company by such persons during the most recently completed fiscal year, all such reports were filed on a timely basis except for one Form 4 to report the purchase of 3,000 shares of the Company's Common Stock in January of 2000, at the then market price, by Mr. Weinstein.

                                   MANAGEMENT

Directors and Executive Officers

   The following table sets forth the names and ages of the directors, nominees for director and executive officers of the Company and the positions they held with the Company as of March 31, 2001. Executive officers serve at the pleasure of the Board of Directors.

Directors and Executive                                                          Director
Officers                 Age Positions                                            Since
-----------------------  --- ---------                                           --------
John L. Macdonald....... 57  President, Chief Executive Office & Director          1986
Walter M. Tarpley....... 56  Vice President & Director                             1999
Michael E. Hayes........ 43  Vice President, Chief Financial Officer
Michael J. Molina....... 48  Vice President Finance, Treasurer & Asst. Secretary
Linda L. Sato........... 40  Vice President & Asst. Treasurer
Sean D. Macdonald....... 30  Vice President & Director                             1999
Richard T. Dawson....... 55  Vice President, General Counsel & Secretary
Jerry L. Weinstein...... 65  Director                                              1997
Vincent J. Naimoli...... 63  Director                                              2000
A. Gordon Tunstall...... 57  Nominee for Director

   Michael E. Hayes joined the Company in October 2000 as Vice President and Chief Financial Officer. Prior to joining JLM, Mr. Hayes was a senior executive with Davel Communications, Inc., serving as its Chief Financial Officer from 1992 to 1999, and its President and Chief Operating Officer from 1999 through September 2000. Prior to joining Davel, Mr. Hayes was a management consultant with the regional public accounting firm of Kerber, Eck & Braeckel, LLP and served as a Senior Examiner with the Illinois Securities Department. Mr. Hayes holds a B.S. in Business Administration/Economics from Illinois College and is a certified public accountant.

   Michael J. Molina joined the Company in 1986 as Controller. In 1995, he was promoted to Vice President--Tax and Audit. In that capacity, Mr. Molina was primarily responsible for taxes, audits and management information systems. From 1992 to 1995, Mr. Molina served as Vice President of Administration. In March of 2001, Mr. Molina was appointed Vice President Finance and Treasurer. Mr. Molina received a B.A. from Johns Hopkins University and an M.B.A. from Pace University.

   Linda L. Sato has been employed by the Company since 1986 when she was hired as the Company's Assistant Controller. In 1994, she was appointed Vice President and Controller. In 1996, Ms. Sato was promoted to Vice President and Treasurer. In February of 2001, Ms. Sato was appointed Vice President Distribution Services for JLM Marketing, Inc., a wholly owned subsidiary of the Company. In March of 2001, Ms. Sato was appointed Vice President and Assistant Treasurer of the Company. Ms. Sato graduated from the University of Connecticut with a B.A. in Accounting.

   Richard T. Dawson joined the Company in January 2001. From 1998 until 2000, Mr. Dawson was Vice President, General Counsel and Secretary of UniSite, Inc., a privately held wireless communications tower construction and management company. Prior to joining UniSite, Mr. Dawson was a senior executive of Harvard Industries, Inc., serving as a Vice President, General Counsel and Secretary from 1994 until 1997 and as Senior Vice President Law and Administration from 1997 until 1988. Harvard is a tier one automotive parts supplier. Mr. Dawson received a BSED from Indiana University Bloomington. He received his JD from the Indiana University School of Law Bloomington and an LLM from the George Washington University.

Security Ownership of Management and Others

   The following table sets forth certain information with respect to the beneficial ownership of the Company's common Stock as of March 31, 2001, for
(i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the company, (iii) each of the named executive officers (as defined under applicable Securities and Exchange Commission Rules) of the Company (the "Named Executive Officers") and (iv) all executive officers and directors as a group.

                                                           Number      Percent
                                                        Beneficially     Of
Directors, Director Nominees & Executive Officers         Owned(1)      Class
-------------------------------------------------       ------------   -------
Name of Beneficial Owner(7)
John L. Macdonald......................................  4,216,147(2)   63.4%
 Maxwell Stolzberg,
 as Trustee of an Irrevocable Trust
Walter M. Tarpley......................................     85,866(3)    1.3%
Sean D. Macdonald......................................     22,199(3)      *
Jerry L. Weinstein.....................................     16,500(4)      *
Vincent J. Naimoli.....................................     12,500(4)      *
A. Gordon Tunstall.....................................      6,330         *
All Directors, Nominees for Directors and Executive      4,439,947        67%
 Officers As a Group (9 persons).......................

5% Shareholders
Derry Macdonald........................................  1,389,500(6)   20.9%
Dimensional Fund Advisors, Inc.........................    463,000(5)    7.1%

--------
 * Less than one percent ownership
(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares to which a person has or shares voting power and/or investment power and any shares as of a given date which such persons has the right to acquire within 60 days after such date. Except as otherwise indicated, all shares are held of record with sole voting and investment power.
(2) Of the shares shown for Mr. Macdonald and Mr. Stolzberg, as Trustee, 2,519,608 shares are held of record by an Irrevocable Trust of which Mr. Stolzberg is Trustee and Mr. Macdonald is the grantor and sole beneficiary. Under terms of the Irrevocable Trust, Mr. Stolzberg, as Trustee, has the full and exclusive right and power to vote and dispose of all shares of the Common Stock held by the Irrevocable Trust. However, as a result of Mr. Macdonald's right to terminate the Irrevocable Trust by providing written notice at certain specified times and acquire beneficial ownership of the shares of Common Stock held by the Irrevocable Trust, Mr. Macdonald and the Trustee may be deemed to share voting and investment control with respect to the shares of Common Stock held by the Irrevocable Trust. Also, of the shares shown for Mr. Macdonald, 1,389,500 are held of record by Derry L. Macdonald, but Mr. Macdonald is deemed to beneficially own these shares because pursuant to a Stockholders Voting Agreement, Irrevocable Proxy and Right of First Refusal Mr. Macdonald has a right to vote the shares. For Mr. Macdonald, the number of shares include 167,040 shares of Common Stock held by two irrevocable trusts created for the benefit of Mr. Macdonald's children for which Mr. Macdonald disclaims beneficial ownership. Additionally, Mr. Macdonald's shares include 139,999 shares deemed to be beneficially owned by Mr. Macdonald by virtue of certain stock options that are currently exercisable.
(3) For Mr. Tarpley, the number of shares includes 21,666 shares of vested options, 37,500 shares of vested restricted stock and 26,700 shares personally owned. For Mr. Sean Macdonald, the number of shares includes 9,999 shares of vested options, 3000 shares of vested restricted stock and 9,200 shares personally owned.
(4) For Mr. Weinstein, the number of shares shown reflects 13,500 shares deemed to be beneficially owned by him by virtue of certain stock options that are currently exercisable or will become exercisable in 60 days. For Mr. Naimoli, the number of shares shown reflects 7,500 shares deemed to be beneficially owned by him by virtue of certain stock options that are currently exercisable or will become exercisable in 60 days.
(5) This information is derived from a Schedule 13G dated February 2, 2001 filed by Dimensional Fund Advisors. The address of Dimensional Fund Advisors is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6) This information is derived from a Form 5 dated February 14, 2001 filed by Derry L. Macdonald. The business address of Ms. Macdonald is 1047 Royal Pass Road, Tampa, Florida 33602. John L. Macdonald has the right to vote these shares pursuant to a Stockholders Voting Agreement, Irrevocable Proxy and Right of First Refusal.
(7) The business address for Messrs. Macdonald, Stolzberg (as trustee), Tarpley, S. Macdonald, Weinstein, and Naimoli is c/o JLM Industries, Inc., 8675 Hidden River Parkway, Tampa, Florida 33637. The business address for Mr. Tunstall is 13153 N. Dale Mabry, Tampa, Florida 33618.

Compensation of Executive Officers

   The following table sets forth all compensation awarded to, earned by, or paid for services rendered to the Company in all capacities during the years ended December 31, 1998, 1999, and 2000 for each of the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                Long-Term
                                                              Compensationm
                                    Annual Compensation          Awards
                              ------------------------------- -------------
                                                  Restricted
                                                    Stock                    All Other
Name And Position        Year Salary($) Bonus($) Awards($)(2)  Options(#)   Compensation
-----------------        ---- --------- -------- ------------ ------------- ------------
John L. Macdonald....... 2000 $400,000       --        --        25,000           --
 President & CEO         1999 $400,000       --        --        10,000           --
                         1998 $410,769  $180,000       --           --            --

Walter M. Tarpley....... 2000 $180,000  $ 15,000   $34,400        5,000           --
 Vice President          1999 $175,000       --    $50,000       40,000       $83,423
                         1998      --        --        --           --            --

Frank Musto(3).......... 2000 $133,182  $ 12,500   $12,900          --            --
 Vice President          1999 $135,769       --        --         5,000       $32,470
 & Former CFO            1998 $128,365  $ 25,000       --           --            --

Michael J. Molina....... 2000 $120,000  $ 10,000   $ 8,600        5,000           --
 Vice President Finance  1999 $143,244  $ 14,000   $12,500        5,000           --
                         1998 $116,434  $ 17,000   $26,250
                                                                    --            --

Sean Macdonald.......... 2000 $110,000  $ 10,000       --         5,000           --
 Vice President          1999 $ 90,000  $ 15,000       --         5,000           --
                         1998 $ 70,000  $ 10,000       --           --            --

--------
(1) Amount in 1999 for Mr. Tarpley consists of $50,000 in stock, relocation expense reimbursement of $29,564 and $3,859 for a car allowance. Amount in 1999 for Mr. Musto consists of $18,750 in stock, $3,600 for a car allowance and $10,000 contributed by the Company to the Company's Defined Benefit Contribution Plan.
(2) The aggregate restricted stock holdings and the value of such holdings at December 31, 2000 for Mr. Tarpley were 20,000 and $41,260 respectively, for Mr. Musto, 11,250 and $23,209 respectively and for Mr. Molina were 7,500 and $15,472 respectively.
(3) Mr. Musto terminated employment with the Company as of May 31, 2000.

Stock Option Grants

   The following table summarizes certain information concerning stock options granted during fiscal year 2000 to the Named Executive Officers. The exercise or base price listed in the table below was the fair market value of the Company's Common Stock on the date of the grant. The amounts under "Potential Realizable

Value at Assumed Annual Rate of Stock Appreciation for Option Term" represent the hypothetical gains of the options granted based upon assumed annual compound stock appreciation rates of 5% and 10% over their exercise price for the full term from the date the option was granted. These assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.

                                                                           Potential
                                                                          Realizable
                                                                           Value at
                                                                        Assumed Annual
                                                                        Rates of Stock
                                                                             Price
                                                                         Appreciation
                            Individual Grants                           for Option Term
                         ------------------------                       ---------------
                                       % of Total
                                        Options
                                       Granted to Exercise
                                       Employees   or Base
                            Options    in Fiscal    Price    Expiration
     Name                Granted(#)(1)    Year    ($/Share)     Date     5%($)  10%($)
     ----                ------------- ---------- ---------  ---------- ------- -------
John L. Macdonald.......    25,000         26%      $3.30(2)  2/29/05   $20,721 $45,789
Walter M. Tarpley.......     5,000          5%      $3.00     2/29/10   $ 9,433 $23,906
Frank Musto.............       --         --          --          --        --      --
Michael J. Molina.......     5,000          5%      $3.00     2/29/10   $ 9,433 $23,906
Sean L. Macdonald.......     5,000          5%      $3.00     2/29/10   $ 9,433 $23,906

--------
(1) The options vest as follows: 33 1/3% on or after February 28, 2001, the next 33 1/3% on or after February 28, 2002 and the remaining 33 1/3% on or after February 28, 2003.
(2) The Company's Long Term Incentive Plan provides that grants of incentive stock options to persons who hold 10% or more of the Company's Common Stock must be at an exercise price that is 110% of the fair market value of the Company's Common Stock on the date of the grant.

   The following table provides information regarding the exercise of stock options during fiscal year 2000 and stock options held as of the end of fiscal year 2000 by the Named Executive Officers:

          Aggregated Option Exercise and Year End Options Value Table

                                                   Number of Unexercised     Value of Unexercised
                                                  Options At Fiscal Year    In-the-Money Options At
                                                            End               Fiscal Year End(1)
                                                 ------------------------- -------------------------
                           Shares
                          Acquired      Value
     Name                on Exercise Realized($) Exercisable Unexercisable Exercisable Unexercisable
     ----                ----------- ----------- ----------- ------------- ----------- -------------
John L. Macdonald.......       0           0       139,999      20,001           0            0
Walter M. Tarpley.......       0           0        21,666      23,334           0            0
Frank Musto.............       0           0             0           0           0            0
Michael J. Molina.......       0           0        34,999       5,001           0            0
Sean Macdonald..........       0           0         9,999       5,001           0            0

--------
(1) The fair market value of the Company's Common Stock of $2.063 per share, as of December 31, 2000, did not exceed the exercise price of any of the options held by the Named Executive Officers.

   The information contained in the following sections entitled "Report of the Compensation Committee" and "Performance Graph" and Report of the Audit Committee are not deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation A under the Securities Act of 1933, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Employment Agreements

   In November of 1998, the Company entered into an agreement (the "Agreement") with Walter M. Tarpley whereby Mr. Tarpley agreed to accept employment with the Company effective January 1,

1999 as President of JLM Marketing, Inc., a wholly owned subsidiary of the Company, and to serve as an officer of the Company. The Agreement terminates on December 31, 2002, and Mr. Tarpley may continue as an "at-will" employee after that date entitled to the benefits of whatever Company policies may be in effect at that time. In return for his service to the Company, the Company agreed to provide Mr. Tarpley with, among other things: (i) a base salary of $175,000 per year, a monthly car and country club allowance,
(ii) participation, consistent with its terms and conditions, in the Company's bonus program, (iii) a grant of 40,000 shares of restricted stock, 10,000 shares to be delivered immediately upon employment and 10,000 shares thereafter on the anniversary of employment until all shares are delivered, and (iv) a grant of 40,000 stock options at the fair market value of the Company's Common Stock on the first day of employment vesting in equal installments over four years in accordance with the terms of the Company's Long Term Incentive Plan. The Company may terminate the Agreement at any time for cause, as defined therein. If Mr. Tarpley terminates the Agreement prior to the expiration of its term, he agrees, for a period of one year after the termination, not to compete with the Company with respect to products he managed for the Company, or for products for which he had principal responsibility, during the term of his employment. Mr. Tarpley agrees that whenever his employment should terminate he will not remove or use any confidential information of the Company for any purpose.

Report of the Compensation Committee

   The duties of the Compensation Committee (the "Committee") include the review of compensation levels of the Company's executive officers, the evaluation of the performance of the executive officers and the administration of any stock-based compensation plans except the Non-Employee Directors' Stock Option Plan.

General Policies

   The Company's executive compensation system, which is set by the Committee, is intended to attract, retain and motivate high quality executives with market and performance based compensation packages that reward the achievement of specific financial goals and the enhancement of stockholder value. The Committee believes that linking executive compensation to corporate performance through a more significant emphasis on performance bonuses results in a better alignment of compensation with corporate goals and stockholder interests.

   In evaluating the performance of executive officers, the Committee's approach is to consult with the Chief Executive Officer, except when evaluating his performance, in which case the Committee's approach is to meet and deliberate independently without the Chief Executive Officer being present. The Committee will review with the Board of Directors in detail all aspects of compensation for the executive officers. The Committee has access to independent compensation data and may, from time to time in the future, consult with an outside compensation consultant.

   The key elements of the Company's executive officers' compensation in fiscal 2000 consisted principally of (1) base salary, (2) potential bonuses based on overall Company performance for the Company's Chief Executive Officer, Chief Financial Officer and all of the executive officers, and based in part on overall Company performance and in part on specific performance criteria keyed to areas of responsibility for each of the non-executive officers and (3) the award of stock options and restricted stock under the 1997 Long-Term Incentive Plan that is designed to give certain of the officers and other employees the opportunity to be awarded long-term, stock-based incentives.

   The Committee's policies with respect to each of these elements are discussed below. In addition, although the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual.

Base Salary

   Each officer's base salary is reviewed annually. The specific base salaries are based upon the Chief Executive Officer's subjective determination of appropriate salary levels, taking into consideration the scope of responsibility, experience, Company and individual performance, as well as pay practices of other companies relating to executives with similar responsibility. The Chief Executive Officer then makes recommendations to the Committee, which is responsible for approving or disapproving those recommendations.

   In determining the base salary of the Chief Executive Officer for the last fiscal year, consideration was given to a comparison of base salaries of persons with comparable positions and responsibilities in peer companies and an assessment of the individual performance of the Chief Executive Officer.

Annual Bonus Program

   The Committee believes that an executive's performance is most appropriately measured based on progress toward achieving operating goals that are formulated to promote advancement of key aspects of the Company's business. The annual bonus plan for the Chief Executive Officer of the Company is usually measured based on (1) the Company's ability to achieve growth in operating income from year to year, (2) an increase in annual volumes distributed, (3) increase in sales dollars, (4) increase in net margins and (5) performance compared to the Company's peer group. All of these goals were either met or exceeded in 2000 except for item (1) above. The Company's incentive compensation for executive officers other than the CEO is somewhat discretionary under the Company's annual bonus program, but through objective overall performance criteria established under the program, bonuses are expected to be paid based on current year's performance. No bonus was paid to the Chief Executive Officer in fiscal year 2000.

Long-Term Compensation

   The Committee awards stock options under the 1997 Long-Term Incentive Plan to executive officers, other members of management and key individual contributors. Generally, the Chief Executive Officer will recommend the number of options to be granted and will present this number along with appropriate supporting data to the Committee for its review and approval. Options are granted at or above fair market value on the date of grant and therefore any value that ultimately accrues to employees under such options is based entirely on the Company's performance, as perceived by investors who establish the price for the Company's stock. These options generally vest 33% a year beginning after the first year and have a 10-year duration.

   Stock option grants are designed to retain key employees, by ensuring that each has a continuing stake in the long-term success of the Company, and to provide an incentive for employees to improve the return to stockholders. In fiscal 2000, the Committee awarded 40,000 stock options to various executive officers as listed in the Stock Option Grants table (including 25,000 to the Chief Executive Officer) and 58,000 to all other employees. The grants were based on the employees' respective responsibilities, their relative positions in the Company and their respective contributions to the Company's financial performance.

Other

   The Committee believes that linking executive compensation to corporate performance through a more significant emphasis on performance bonuses results in a better alignment of compensation with corporate goals and stockholder interest. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 2000 adequately reflect the Company's compensation goals and policies. No member of the Committee is a former or current officer of the Company.

                                          Submitted by the Compensation
                                           Committee:

                                                  Charles E. Neivert
                                                  Jerry L. Weinstein
                                                  Vincent J. Naimoli

Performance Graph

   The following graph compares the cumulative total return on the Company's Common Stock since the Company's shares began trading on July 24, 1997 to the cumulative total return of (i) the S&P 500 Index and (ii) a Peer Group Index comprised of the following marketers, distributors, and or manufacturers of certain chemicals, principally acetone and phenol: Aceto Corporation, Georgia Gulf Corporation, Methanex Corporation and Hawkins Chemical, Inc. Two companies reported in the self determined peer group in 2000, Holland Chemical International NV and Ellis & Everard PLC are no longer included in the peer group because they were acquired by much larger concerns who either are not in the same line of business as the Company or information about their stock price was not readily available.

                        [STOCK PRICE PERFORMANCE GRAPH]





                                         07/1997 12/1997 12/1998 12/1999 12/2000
                                         ------- ------- ------- ------- -------
JLM INDUSTRIES, INC.....................  100.0   102.5    51.3    33.8    20.6
S&P 500 Stocks..........................  100.0   104.0   134.2   162.5   148.0
Self-Determined Peer Group..............  100.0    94.7    58.9    59.1    68.4

Certain Relationships and Related Transactions

   The Company's Spanish distributor is Chemical Trading, S.L. (CTSL"), which is owned 100% by Eduardo Delgadillo, a stockholder of the Company. Since July 21, 1997, the Company and CTSL have had an arrangement pursuant to which the Company pays CTSL's operating expenses. The Company treats the difference between such payments and the amount of commissions and other amounts due to CTSL as a loan. Under such arrangement CTSL was indebted to the Company for approximately $443,000 as of December 31, 2000. Mr. Delgadillo is the beneficial owner of approximately 1.9% of the Company's outstanding Common Stock.

   In 1997, the Company entered into an agreement with John L. Macdonald, the Company's Chairman, to purchase all of the issued and outstanding shares of Phoenix Tank Car Corporation ("Phoenix"), a Connecticut corporation, for a total purchase price of $500,000. Under the terms of the agreement, $250,000 of the purchase price was offset against advances owed to the Company by Mr. Macdonald and $250,000 was to be paid by means of a promissory note that was to mature on June 1, 2002 and bore interest at a rate of 10.0% per annum. The note was paid in full, discounted to present value, in January of 2001.

   In 1997, the Company entered into an agreement with John L. Macdonald and a third party to purchase all of the issued and outstanding shares of Aurora Chemical Corporation, a Texas corporation, for a purchase price of $1,250,000. Under the terms of the agreement, $150,000 of the purchase price was payable in cash to the third party to be offset by certain advances owed to Aurora by the third party, and $100,000 was payable under a promissory note in three equal installments earning interest at the prime rate. This note was paid in full, discounted to present value, in July of 1998. The remainder of the purchase price was payable to Mr. Macdonald in the form of a promissory note for $1,000,000 that was to mature on June 1, 2002 and bore interest at a rate of 10.0% per annum. In 2000, the promissory note to John L. Macdonald was changed into two replacement promissory notes. The first replacement promissory note for $800,000 is payable to Derry L. Macdonald and will mature on June 1, 2002 and bears interest at a rate of 10% per annum. The second replacement promissory note for $200,000 is payable to Maxwell Stolzberg as Trustee under an Irrevocable Trust Agreement between Maxwell Stolzberg and John L. Macdonald dated December 12, 1995 and will mature on June 1, 2002 and bears interest at a rate of 10% per annum.

   On June 1, 1999, the Company entered into a consulting agreement with Jerry
L. Weinstein, a director of the Company. He consults on an as needed basis with the Company's management on industry developments, the identification and evaluation of business opportunities, potential acquisitions or partnering opportunities that are consistent with the Company's growth strategy, as well as other non- operating tasks as agreed to with the Chairman and CEO or the Board of Directors. Mr. Weinstein received $22,500 in consulting fees through December 31, 2000. Unless renewed, the consulting agreement will expire by its terms on May 31, 2001.

   On December 31, 2000, the Company had a balance receivable of approximately $1,369,000 owed by John L. Macdonald. These items are included with other assets in the accompanying consolidated balance sheet.

   On March 29, 2001, the Company entered into an engagement letter with Phoenix Enterprises LLC ("Phoenix"), an entity controlled by Mr. Philip Sassower, whereby the Company retained Phoenix to act as a consultant and to assist the Company (i) in obtaining working capital and/or term loan financings, (ii) in providing the Company with a standby commitment to purchase the Company's securities, subject to satisfactory due diligence and the execution of definitive documentation (the "Standby Commitment"), (iii) in connection with staying the de-listing of the Company's Common Stock from the Nasdaq National Market, and (iv) in public relations and investor relations activities. The Company agreed to provide an initial non-refundable retainer for the contemplated services consisting of a five-year warrant to purchase 250,000 shares of the Company's Common Stock with an exercise price of $1.43 per share (the closing sale price of the Common Stock on the date of the agreement). The Company also agreed to reimburse Phoenix for all costs, fees, and expenses incurred by Phoenix in connection with or arising out of its activities, whether or not a transaction is consummated.

   On April 11, 2001, the Company and Phoenix entered into a commitment letter (the "Commitment") regarding the Company's efforts to refinance all of its outstanding obligations under that certain Amended and Restated Credit Agreement (the "Citizens Credit Agreement") with Citizens Bank ("Citizens"). Pursuant to the terms of the Commitment, Phoenix committed to purchase, and to cause one or more persons who are accredited investors and not otherwise affiliated with the Company to purchase, as soon as practicable after the satisfaction of all conditions in the purchase agreement, but in no event later than June 15, 2001, an aggregate of $2.5 million of the Company's Common Stock at a purchase price of $1.15 per share (or 2,173,713 shares of Common Stock). The obligations of Phoenix and the other investors are subject to the execution and delivery of a definitive purchase agreement and other agreements, including a registration rights agreement, that will contain numerous closing conditions. The purchase agreement will also provide that upon closing of the transaction Phoenix and/or its designees will receive warrants to purchase an aggregate of 425,000 shares of the Company's Common Stock, with an exercise price of $1.15 per share.

   The Commitment also provides that if the transaction described in the Commitment is consummated, Mr Sassower will be nominated to stand for election to the Company's Board of Directors. In light of the foregoing, the Company intends to appoint Mr. Sassower to the Board of Directors to fill a vacancy if the transaction described in the Commitment is consummated. If the Classified Board Amendment is approved by the stockholders, Mr Sassower's term will expire in 2004; otherwise it will expire at the next annual meeting of stockholders or when his successor has been duly elected and qualified.

   Mr. Sassower has been the Chief Executive Officer of Phoenix Enterprises LLC, since its formation in 1996. Phoenix Enterprises is a company that assists in restructuring and providing long-term capital to business enterprises. Mr. Sassower has also been the Chairman of the Board of Communication Intelligence Corporation since 1998. Communication Intelligence Corporation is a global leader in biometiric electronic signature verification and a leading supplier of natural input software solutions. Mr. Sassower was Chairman of Newpark Resources, Inc. an oil field and environmental services company from 1987 to 1996. Since 1993, he has been the CEO of BP Acquisition LLC and the individual General Partner and/or President of the corporate general partner of BP Restaurants L. P. In July 1998, BP Acquisition LLC and BP Restaurants LP filed petitions under Chapter 11 of the United States Bankruptcy Code and in July 1999 the petitions were dismissed. Since 1997, Mr. Sassower has been a director of SeaRex, Inc. a developer and operator of lift boats used for drilling in offshore waters, and since 1999, has served as a director of SeaRex Energy Services, Inc., the parent of Sea Rex, Inc. In January 2000, SeaRex, Inc. and SeaRex Energy Services, Inc. filed petitions under Chapter 11 of the United States Bankruptcy Code. After the filing of these petitions, Mr. Sassower became Chairman of the Board and CEO of each of these entities. The petitions were converted to Chapter 7. Mr. Sassower received a B.S. in Accounting, Magna Cum Laude from Queens College in 1961. He received his LLB, Cum Laude, from Harvard Law School in 1964.

   The Company believes that each of the certain transactions described above were on terms no less favorable to the Company than those which could have been obtained in arm's length transactions with unaffiliated third parties. However, the Company did not obtain independent objective information to support its belief in this respect.

                                  PROPOSAL 3.

          Ratification of Appointment of Independent Certified Public
                   Accountants--Item Three on Your Proxy Card

   The Company has engaged the firm of Deloitte & Touche LLP, independent public accountants, to report upon the consolidated financial statements included in the Annual Report submitted herewith. A representative from said firm will be in attendance at the Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to any questions from those in attendance. The Company has appointed Deloitte & Touche LLP to report upon its 2001 consolidated financial statements, subject to ratification of such appointment by the stockholders at the Meeting. Stockholder ratification of the Company's independent certified public accountants is not required by the Company's Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote "FOR" such ratification. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon the recommendation of the Audit Committee.

   The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Meeting will be required to ratify the appointment of Deloitte & Touche LLP. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee of JLM Industries, Inc. serves to assist the Board of Directors in fulfilling the oversight responsibilities it has under the law with respect to financial reports and other financial information provided by JLM to the public, JLM's system of internal controls regarding finance and accounting that management and the Board have established, and JLM's auditing, accounting, and financial reporting processes generally. JLM's management has primary responsibility for preparing JLM's financial statements and its financial reporting process. JLM's independent accountants, Deloitte & Touche LLP (the "Accountants") are responsible for expressing an opinion on the conformity of JLM's audited financial statements to generally accepted accounting principles.

   In this context, the Audit Committee reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with JLM's Management.

     2. The Audit Committee has discussed with the Accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

     3. The Audit Committee has received the written disclosures and the letter from the Accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the Accountants their independence.

     4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to JLM's Board, and the Board has approved, that the audited financial statements be included in JLM's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee:

                                                  Jerry L. Weinstein
                                                  Charles N. Neivert
                                                  Vincent J. Naimoli

Audit and Other Fees

   The Accountants' fee for its audit of the Company's annual financial statements and its review of the Company's quarterly financial statements was $252,907, of which $119,587 was billed in fiscal year 2000.

Financial Information System Design and Implementation Fees

   The Accountants did not bill the Company for any fees related to financial information systems design and implementation.

All Other Fees

   The Accountants billed the Company a total of $234,355 for services rendered that are not described above.

   All persons who spent more than fifty percent of their hours of employment on performing audits of the Company during fiscal year 2000 were full-time permanent employees of the Accountants.

   The Audit Committee has considered whether the provision of the services including in the category "All Other Fees" is compatible with maintaining independence of the Accountants.

                                  PROPOSAL 4.

   Issuance of 2,173,913 Shares of the Company's Common Stock and Warrants to Purchase an Aggregate of 425,000 Shares of the Company's Common Stock Pursuant
  to a Purchase Agreement by and among the Company and Certain Investors--Item
                            Four on Your Proxy Card

   On March 29, 2001, the Company entered into an engagement letter with Phoenix, an entity controlled by Mr. Philip Sassower, whereby the Company retained Phoenix to act as a consultant and to assist the Company (i) in obtaining working capital and/or term loan financings, (ii) in providing the Company with the Standby Committment, (iii) in connection with staying the delisting of the Company's Common Stock from the Nasdaq National Market, and
(iv) in public relations and investor relations activities. The Company agreed to provide an initial non-refundable retainer for the contemplated services consisting of a five-year warrant to purchase 250,000 shares of the Company's Common Stock at an exercise price of $1.43 per share (the closing sale price of the Common Stock on the date of the agreement). The Company also agreed to reimburse Phoenix for all costs, fees, and expenses incurred by Phoenix in connection with or arising out of its activities, whether or not a transaction is consummated.

   On April 11, 2001, the Company and Phoenix entered into the Commitment, which relates to the Company's efforts to refinance all of its outstanding obligations under the Citizens Credit Agreement. Pursuant to the terms of the Commitment, Phoenix committed to purchase, and to cause one or more persons who are accredited investors and not otherwise affiliated with the Company to purchase, as soon as practicable after the satisfaction of all conditions in the relevant purchase agreement, but in no event later than June 15, 2001, an aggregate of $2.5 million of the Company's Common Stock at a purchase price of $1.15 per share(or 2,173,913 shares of Common Stock). The obligations of Phoenix and the other investors are subject to the execution and delivery of a definitive purchase agreement and other agreements, including a registration rights agreement that will contain numerous closing conditions. The purchase agreement will also provide that upon closing of the transaction Phoenix and/or its designees will receive warrants to purchase an aggregate of 425,000 shares of the Company's Common Stock, with an exercise price of $1.15 per share.

   The Commitment also provides that if the transaction described in the Commitment is consummated, Mr. Sassower will be nominated to stand for election to the Company's Board of Directors. In light of the foregoing, the Company intends to appoint Mr. Sassower to fill a vacancy on the Board if the transaction contemplated by the Commitment is consummated. If the Classified Board Amendment is approved by the stockholders, Mr. Sassower's term will expire in 2004; otherwise it will expire at the next annual meeting of stockholders or when his successor has been duly elected and qualified.

   The affirmative vote of a majority of the votes cast for this proposal, in person or by proxy, and entitled to vote at the Meeting will be required to approve the issuance by the Company of 2,173,913 shares of Common Stock and warrants to purchase an aggregate of 425,000 shares of Common Stock. Abstentions will be counted toward the number of shares represented at the Meeting. Broker non-votes will be disregarded.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                                 OTHER BUSINESS

   Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

       STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2002 ANNUAL MEETING

   Stockholder proposals intended for presentation at the 2002 Annual Meeting must be submitted to Richard T. Dawson, Secretary, in writing no later than December 31, 2001 for consideration for inclusion in the Company's Proxy materials for such meeting.

   The Company's By-laws and Restated Certificate of Incorporation require certain advance notice to the Company of any nominations by stockholders of persons to stand for election as directors at stockholders' meetings. Notice of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 70 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the nineth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

   A stockholder's notice with respect to a director nomination must be set forth (i) certain information about the nominee, (ii) the consent of the nominee to serve as a director, if elected, (iii) the name and record address of the nominating stockholder, (iv) the class or series and number of shares of the Company which are beneficially owned by such stockholder, (v) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made, (vi) a representation that such stockholder intends to appear in person or by Proxy at the meeting to nominate the persons named, and (vii) certain other information. The complete provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

                                          By Order of the Board of Directors,

                                                  Richard T. Dawson
                                                  Secretary
                                                  Tampa, Florida

Tampa, Florida
June  , 2001

                                                                      Appendix A

   I. Amendment to the Restated Certificate of Incorporation Should Proposal 1 be approved by the stockholders, then section 1 of Article Fifth of the Restated Certificate of Incorporation will be amended to read in its entirety as follows:

     "1. Number. This Corporation's Board of Directors shall consist of not less than three (3) directors and not more than nine (9) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. Class I directors shall initially serve until the third annual meeting of stockholders next succeeding the date of this Certificate of Amendment. Class II directors shall initially serve until the second annual meeting of stockholders next succeeding the date of this Certificate of Amendment. Class III directors shall initially serve until the first annual meeting of stockholders next succeeding the date of this Certificate of Amendment. Commencing with the first annual meeting of stockholders next succeeding the date of this Certificate of Amendment, directors of each class the term of which shall then expire shall be elected to hold office for a three year term and until the election and qualification of their respective successors in office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. Notwithstanding the foregoing, the holders of any one or more classes or series of Preferred Stock issued by this Corporation may have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock of Series Common Stock) or resolutions adopted by the Board of Directors pursuant to this Article Fifth."

   II. Amendment to the By-Laws

   Should Proposal 1 be approved by the stockholders, then section 2 of Article III of the By-Laws of the Company will be amended to read in its entirety as follows:

     "Section 2. NUMBER, CLASSIFICATION, TENURE AND QUALIFICATIONS. This Corporation's Board of Directors shall consist of not less than three (3) directors and not more than nine (9) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. Class I directors shall initially serve until the third annual meeting of stockholders next succeeding the date of the Corporation's 2001 annual meeting of stockholders. Class II directors shall initially serve until the second annual meeting of stockholders next succeeding the date of the Corporation's 2001 annual meeting of stockholders. Class III directors shall initially serve until the first annual meeting of stockholders next succeeding the date of this amendment to the By-Laws. Commencing with the first annual meeting of stockholders next succeeding the date of the Corporation's 2001 annual meeting of stockholders, directors of each class the term of which shall then expire shall be elected to hold office for a three year term and until the election and qualification of their respective successors in office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. Notwithstanding the foregoing, the holders of any one or more classes or series of Preferred Stock issued by this corporation may have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Amended and Restated Certificate of Incorporation and these By-Laws (including any certificate of designations relating to any series of Preferred Stock of Series Common Stock) or resolutions adopted by the Board of Directors pursuant to this Article III."

                                                                      Appendix B

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels.

   The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, (as defined by relevant listing standards) and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4. below).

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:
Documents/Reports Review

   1. Review and update this Charter periodically, at least annually, as conditions dictate.

   2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

   3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

   4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

 Independent Accountants

   5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

   6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

   7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

 Financial Reporting Processes

   8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

   9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

  10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

 Process Improvement

  11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

  14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

 Ethical and Legal Compliance

  15. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

  16. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

  17. Review activities, organizational structure, and qualifications of the internal audit department.

  18. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

  19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

  20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

DETACH HERE
JLM INDUSTRIES, INC.
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints JOHN L. MACDONALD and MICHAEL E. HAYES, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the common stock of JLM Industries, Inc., that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of JLM Industries, Inc., to be held at the Hilton Garden Inn - Tampa North, 600 Tampa Oaks Blvd., Temple Terrace, Florida 33637, on Thursday, June 14, 2001, at 11:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting.

--------------------------------------------------------------------------------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                               SEE REVERSE SIDE
--------------------------------------------------------------------------------

PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.


THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

1.   TO APPROVE AN AMENDMENT TO JLM's
     ARTICLES OF INCORPORATION AND                [_]        [_]         [_]
     BY-LAWS TO ADOPT A CLASSIFIED BOARD
     OF DIRECTORS.

2.   Election of Directors

NOMINEES:

           Class I                  Class II                  Class III
           -------                  --------                  ---------

      John L. Macdonald          Jerry Weinstein          Walter M. Tarpley
     A. Gordon Tunstall         Sean D. Macdonald        Vincent J. Naimoli

If the Classified Board Amendment is not approved by the stockholders, the seven nominees for director are each nominated for election, the term of office of each person elected as director to continue until the next annual meeting and until his successor has been elected and qualified or until such director's earlier resignation, removal from office or death.

     [_]  FOR ALL NOMINEES

     [_]  WITHHOLD FROM ALL NOMINEES

     _________________________________________
     [_]  FOR ALL NOMINEES EXCEPT AS NOTED ON THE LINE ABOVE

                                                  FOR      AGAINST     ABSTAIN

3.   TO RATIFY THE SELECTION OF DELOITTE          [_]        [_]         [_]
     & TOUCHE LLP AS INDEPENDENT AUDITORS
     FOR JLM INDUSTRIES, INC.

4.   ISSUANCE OF 2,173,915 SHARES OF THE
     COMPANY'S COMMON STOCK AND WARRANTS
     TO PURCHASE AN AGGREGATE OF 425,000
     SHARES OF THE COMPANY'S COMMON STOCK
     PURSUANT TO A PURCHASE AGREEMENT BY
     AND AMONG THE COMPANY AND CERTAIN
     INVESTORS.

5.   With discretionary authority on such
     other matters as may properly come           [_]        [_]         [_]
     before the Annual Meeting.


MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING      [_]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT          [_]

The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

Please date and sign exactly as your name(s) appear on your shares. If signing for estates, trusts, partnerships, corporations or other entities, your title or capacity should be stated. If shares are held jointly, each holder should sign.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATED:


______________________________________    ______________________________________
Signature                                 Signature, if held jointly